EXHIBIT 10.6

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 14th day of July, 1987, by and between TANOX BIOSYSTEMS, INC., a Texas corporation (the "company") , TSE WEN CHANG, NANCY T. CHANG and ALAFI CAPITAL COMPANY, a California limited partnership ("Alafi Capital"), SHIREEN ALAFI, JOSEPH HESKEL, TRUSTEE FOR CHRISTOPHER ALAFI (collectively, "Alafi"), and INVITRON CORPORATION, a Delaware corporation ("Invitron"), (collectively, Alafi Capital, Alafi, and Invitron are referred to as the "Investors" or sometimes singly as "Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF STOCK.

     1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Investors hereby severally agree to purchase, and the Company hereby sells and issues to Investors an aggregate of 387,733 shares of the Company's Common Stock (the "Stock") for the aggregate purchase price of $4,000,000 paid in cash. Shares purchased severally by and sold to each of Investors hereby are as indicated on Schedule 1.1.

     1.2 SALE OF ADDITIONAL COMMON STOCK. The Company shall have the right for a period of sixty (60) days from the date hereof to offer up to 193,867 shares of the Company's Common Stock (the "Additional Stock") for sale to other prospective investors (the "Prospective Investors") at a price per share of not less than $10.32 and on terms which, in all material respects (considered in the aggregate), will not be more favorable to such
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Prospective Investors than the terms hereof, unless the consent of Moshe Alafi, as the representative of Investors, is first obtained to any such more favorable terms. At the end of such sixty (60) day period, if the Company has not consummated the sale of the Additional Stock to one or more of the Prospective Investors, sale of such shares of the Common Stock of the Company shall thereafter be subject to the rights of the Investors under Section 9.

     1.3 CLOSING. The purchase and sale of the Stock has taken place at the offices of Anderson, Harrell & Timby, P.C., 3400 MCorp Plaza, 333 Clay Street, Houston, Texas 77002, at 9:00 A.M., July 9, 1987, or at such other time and date as the Company and Moshe Alafi may agree, (which time and event are designated the "Closing"). At the Closing, the Company has delivered and each of Investors has received a certificate representing the Stock acquired by such Investor. The Company has received from Investors a wire transfer of funds or official bank check or checks in the aggregate amount of the purchase price. In addition, each party has made the additional deliveries identified in Sections 5 and 6.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in schedules attached hereto or otherwise disclosed in documentation delivered to or reviewed by Investors in connection herewith, the Company, Tse Wen Chang and Nancy T. Chang hereby represent and warrant to each Investor the matters set forth below. Except where further qualified or the context otherwise requires, reference in this Section 2 to the "knowledge" of the Company or matters "known to the Company" shall mean matters actually known to the Board of Directors or

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officers of the Company. The following representations and warranties as made by the Changs shall be deemed qualified to the extent of the actual knowledge of each of them after due inquiry.

     2.1 ORGANIZATION GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted. The Company is not qualified to transact business in any other jurisdiction and its failure so to qualify will not have a material adverse effect on its business or properties.

     2.2 CAPITALIZATION. Excluding the sales and purchases referenced in this Agreement, the authorized capital of the Company consists of 10,000,000 shares of common stock ("Common Stock"), of which 1,163,200 shares are issued and outstanding and are owned of record by the persons indicated on Schedu1e 2.2 and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. Except for (i) the Common Stock issued or to be issued under this Agreement or to the Prospective Investors, (ii) the rights provided in or excluded from application of Section 9 hereof, and (iii) the stock options granted or which may be granted under the Tanox Biosystems, Inc. 1987 Stock Option Plan, a true and correct copy of which has been delivered to the Investors (the "Stock Option Plan"), and shares reserved for issuance thereunder, the Company does not have any equity securities outstanding, nor are there outstanding any options, warrants, rights, or securities convertible into or exercisable for equity securities to be issued by the Company nor any agreements to issue any such securities or rights.

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     2.3 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity; provided, that this representation is not intended to apply to any interest which may arise out of or result from license or other contractual arrangements between the Company and any other business entity.

     2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Stock being sold hereunder have been taken and this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and similar laws or generally applicable principles of equity.

     2.5 VALID ISSUANCE OF STOCK.

     (a) The Stock purchased by Investors hereunder, as issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, is, or will be, duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement and to the Company's knowledge, is, or will be, issued in compliance with all applicable federal and state securities laws, as the case may be; and

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          (b) All of the outstanding shares of Common Stock of the Company were duly and validly authorized and issued, or the issuance thereof duly and validly ratified, and are fully paid and nonassessable.

     2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) filings which may be required under the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder (collectively, the "Act"), and (b) the filing pursuant to
Section 25102(f) and the rules thereunder of the California Securities Law of 1968, as amended ("CSL"), or filings which may be required I under the Texas Securities Act, as amended ("TSA").

     2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware of any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     2.8 PROPRIETARY AGREEMENT. All of the Company's employees have executed a confidentiality agreement in the form attached hereto as Exhibit 2.8. The Company, after reasonable

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investigation, is not aware that any of its employees is in violation thereof.

     2.9 PATENTS AND TRADEMARKS. Subject to royalty and other obligations contained in those agreements referenced on Schedule 2.9, the Company has sufficient right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, information and proprietary rights, or adequate licenses, rights or purchase options with respect to the foregoing, necessary for its business as now conducted. Except as indicated by Schedule 2.9, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed will result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Except for those inventions described on Schedule 2.9, the Company does not believe it is or will be necessary to utilize any inventions or ideas of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.


     2.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws or any instrument or contract to which

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it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

     2.11 AGREEMENTS; ACTION.

          (a) Except as explicitly contemplated hereby or identified on Schedule 2.11, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof; and

          (b) Except as may be identified on Schedule 2.11, the Company has not entered into any written agreement which provides for payments in excess of $25,000 thereunder by the Company or any non-cancellable agreements providing for payments in the aggregate of more than $150,000.

     2.12 DISCLOSURE. The Company has fully provided Investors with all the information which Investors have requested for deciding whether to purchase the Stock and all information concerning the Company which it believes is material to enable such Investors to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in

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connection herewith contains any untrue statemant of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading; provided, that the foregoing does not include statements and information contained in the preliminary draft of the Company's business plan which has been reviewed by Investors and statements relating to potential products, product applications, markets, sales projections or other forward looking statements (as defined in or contemplated by Reg. 230.175 of the Act), except that the Company and the Changs represent and warrant that the business plan was prepared in good faith.

     2.13 REGISTRATION RIGHTS. Except as provided in Section 7 of this Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

     2.14 CORPORATE DOCUMENTS. The Articles of Incorporation and Bylaws of the Company are in the form last provided to the Investors.

     2.15 PROPERTIES. Except for (i) liens or encumbrances disclosed on Schedule 2.15, (ii) any lien for taxes or special assessments either not yet delinquent or being contested in good faith by appropriate proceedings, (iii) mechanics', materialmen's, carriers', workmen's, employees' or similar liens arising in the ordinary course of business that do not impair in any material respect the value, restrict the usefulness of the property, or are being contested in good faith by appropriate proceedings, and (iv) encumbrances represented by license or other agreements identified on schedules attached hereto or delivered to Investors prior to Closing, the tangible and

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intangible property currently owned by the Company is free and clear of any liens, security interests, claims, charges, options or other encumbrances. The Company after due inquiry knows of no violation of any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to its properties (owned or leased) or its business which could have a material, adverse effect on the financial condition or operations of the business of the Company. The Company has not received notice of any developments affecting any of such tangible properties nor, to its knowledge, are any such developments threatened, which might curtail the present or future use of such tangible property for the purpose for which it was acquired or the purpose for which it is used which could have an adverse effect on the Company. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms.

     2.16 INSURANCE. To its knowledge, the Company is not in default with respect to any provisions of any fire, liability, title or other form of insurance held by it and has not failed to give any notice or present any claim thereunder in due and timely fashion. Such policies are in amounts and upon terms which are normal for the industry, are reasonable in light of the Company's size and business and provide insurance for business risks normally insured against. Such policies or binders evidencing same have been made available for review by Investors prior to the Closing.

     2.17 TAXES. All tax returns required to be filed with respect to the operations or assets of the Company have been correctly prepared and timely filed or extended, and all taxes

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required to be paid in respect of the periods covered by such returns have been paid and/or adequate reserves for the payment of all income, franchise, property, sales, employment or other taxes payable in respect of the period subsequent to the last of said periods have been established. No tax obligation of the Company will arise in connection with the consummation of the transactions contemplated hereby. The Company is not delinquent in the payment of any assessment or governmental charge or duty the delinquency of which could have an adverse effect on the business or operations of the Company. No deficiencies for any tax, assessment or governmental charge or duty have been claimed, proposed or assessed. The Company's federal income tax returns have never been audited by federal or state authorities and, to the best of the Company's knowledge, no such audit is currently planned.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Investors understand that the Stock and Additional Stock (under this Section 3, the term "Stock" includes the Additional Stock to the extent same is intended to be acquired or is acquired) has not been registered under the Act and applicable state laws and that it is being offered and sold pursuant to an exemption from registration contained in the Act and applicable state laws based in part on the representations and warranties of Investors contained herein. Each of Investors hereby severally represents and warrants to the Company the matters set forth below with respect to itself.

     3.1 AUTHORIZATION. All action, corporate or otherwise, necessary for the authorization, execution and delivery of this Agreement and performance of Investors' obligations hereunder have been taken and this Agreement

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constitutes the valid and binding obligation, of each of the, Investors, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and similar laws or generally applicable principles of equity.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. It is acquiring the Stock for its own account and not for the benefit; of any other person (except for the respective beneficial interests of the Alafi Capital limited partners and the owners of Invitron) for investment purposes and not for sale or with a view to distribution of all or any part of such Stock.

     3.3 APPLICABLE EXEMPTIONS. It understands that the Stock has not been registered under the Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to
Section 4(2) thereof, that the Company has no present intention of registering the Stock, that the Stock must be held by Investor indefinitely, and that Investor must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempt from registration. Investor further understands that the Stock has not been registered under the CSL or TSA, or other applicable state laws by reason of its issuance in a transaction exempt from the registration requirements of such laws, which exemptions depend upon, among other things, the bona fide nature of Investor's investment intent expressed herein and Investors' wealth and sophistication in making similar investments.

     3.4 ACCESS. During the negotiation of the transactions contemplated herein, Investor and its representatives have been afforded full and free access to

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corporate books, financial statements, records, contracts, documents and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein. The foregoing, however, does not limit or modify the representations or warranties of the Company contained in Section 2 of this Agreement, except to the extent that any such documents delivered to Investors reasonably disclose on the face thereof any conflicts with such representations and warranties.

     3.5 DUE DILIQENCE. Investor and its representatives have been solely responsible for Investor's own "due diligence" investigation of the Company and its management and business, for Investor's own analysis of the merits and risks of this invesuent, and for its own analysis of the fairness and desirability of the terms of the invesuent. In taking any action or performing any role relative to the arranging of the proposed investment, Investor has acted solely in its own interest, and neither Investor (nor any of Investor's agents or employees) have acted as an agent of the Company.

     3.6 CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Investor is required in connection with the valid execution and delivery of this Agreement, except for

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filings required under applicable securities and other governmental laws which will be made and will be effective within the period required by law.

     3.7 ACCREDITED STATUS. Investor (other than Invitron) is an "accredited investor" as that term is defined in Regulation D promulgated under the Act and an "excluded purchaser" under Regulation 260.102.13 promulgated under the CSL.

     3.8 INVESTMENT EXPERIENCE. Investor is an investor in securities of companies, and/or is familiar with the risks of investment in companies, in the development stage and acknowledges that it is able to fend for itself, can bear for an indefinite period of time the economic risk of its investment, including a complete loss of its investment, and has such knowledge, experience and sophistication in financial and business matters that it is capable of assessing the risks and merits of this investment. Investor also represents that it has not been organized for the purpose of acquiring the Stock.

     3.9 RESTRICTED SECURITIES. Investor understands that the shares of Stock it is purchasing are characterized as "restricted securities" under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

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     3.10 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Investor understands and further agrees that it cannot and will not make any disposition of all or any portion of the Stock unless and until:

     (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (b) Investor has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, including why such disposition will not require registration of such shares under the Act, and, if reasonably requested by the Company, Investor has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act, CSL, TSA, or any applicable state laws. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances (including circumstances where applicable state laws do not plainly except such transaction) or for transactions made in reliance on Rule 144 (k).

     3.11 LEGENDS. It is understood that the certificates evidencing the Stock may bear one or all of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933 or any state securities laws.

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These securities have been acquired for investment and may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of a registration statement in effect with respect to the securities under such Act and applicable state laws or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule l44 of such Act; and

     (b) Any legend required by the laws of the State of Texas or the State of California or required under that certain Voting Agreement dated effective of even date herewith among the Investors and the Changs.

     4. CALIFORNIA NOTICE. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION REQUIREMENT THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH QUALIFICATION IS NOT REQUIRED.


     5. DELIVERIES REQUIRED BY INVESTORS AT CLOSING. In satisfaction of Investors' conditions to Closing, Company has delivered and Investors have received the following:

          (a) Investors have received from Anderson, Harrell & Timby, P.C., counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to the Investors and substantially in the form of that attached hereto as Exhibit 5(a); and

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          (b) Investors have received stock certificates representing the shares of Stock and such other documents and agreements as they require in connection with the Closing.

     6. DELIVERIES REQUIRED BY COMPANY AT CLOSING. In satisfaction of Company's conditions to Closing, Investors have delivered and Company has received the following:

          (a) Company has received from Investors (by way of wire transfer of funds or official bank check) the aggregate purchase price of the Stock being purchased by Investors;

          (b) Company has received from Brobeck, Phleger & Harrison, counsel for the Investors, an opinion, dated as of the Closing, in form and substance satisfactory to the Company and substantialy in the form of that attached hereto as Exhibit 6(b); and

          (c) Company has received, or Investors have executed and delivered to certain shareholders of the Company, such other documents and agreements as it requires in connection with the Closing, including, without limitation, confidentiality agreements and a voting agreement.

     7. REGISTRATION RIGHTS. The Company covenants and agrees to provide certain registration rights in accordance with the terms and conditions of this
Section 7.

          7.1 DEFINITIONS. For purposes of this Section 7:

               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and

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filing a registration statement or similar document in compliance with the Act and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means any Common Stock of the Company, including Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 7 are not assignable;

               (c) The term "Holder" means any Investor, any Prospective Investor and any other person (spouses being considered one person for purposes hereof) provided such other person owns or has the right to acquire Registrable Securities amounting to at least fifteen percent (15%) of the outstanding Common Stock of the Company at any time the provisions of this Section 7 may become exercisable or be exercised and any assignee thereof in accordance with paragraph 7.11 hereof; and

               (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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          7.2 DEMAND REQISTRATION.

               (a) If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities and prior to the time the Company is eligible to utilize Form S-3 for the sale of Registrable Securities, a written request from the Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities then outstanding having a market value of not less than $3,000,000, then the Company, within ten (10) days after the receipt thereof, shall give written notice of such request to all Holders and, subject to the limitations of subparagraph 7.2(b), shall effect the registration under the Act of all Registrable Securities which the Holders request to be registered as soon as reasonably possible after the mailing of such notice by the Company, but in any event within the time required pursuant to subparagraph 7.2(d).

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this section 7.2 and the Company shall include such information in the written notice referred to in subparagraph 7.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon participation in such underwriting and the inclusion of his securities therein to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter

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into an underwriting agreement in customary for with the underwriter or underwriters selected for such Underwriting by a majority in interest of the Initiating Holders and reasonably agreeable to the Company (the Company being permitted to consider in connection therewith the underwriters' agreement to a registration using incorporation of documents filed with the SEC, to the extent permitted by applicable laws, rules and regulations, and the relative cost of using such underwriters). Notwithstanding any other provision of this Section 7.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities in proportion (as nearly as practicable) to the amount of Registrable Securities originally requested to be included by each in response to the written notice referred to in subparagraph 7.2(a).

               (c) The Company is obligated to effect only one (1) such registration pursuant to this Section 7.2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 7.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore reasonable to defer the filing of such registration statement, the Company shall have the

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right to defer such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. The Company shall be entitled to limit any such registration hereunder to the same extent as permitted under subparagraph 7.10(b), subpart (6).

          7.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register for its own issuance or for shareholders other than the Holders any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, the Company, each such time, shall promptly give each Holder written notice of such registration; provided, that such notice shall not be required, and Holders shall have no rights hereunder, in connection with a registration relating solely to the sale of securities to employees of the Company pursuant to any employee stock option or stock purchase plans or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Paragraph 12.6, the Company, subject to the provisions of Paragraph 7.6, shall cause to be registered under the Act all of the Registrable Securities that each has requested to be registered. The Company shall be obligated to effect only two (2) such registrations pursuant to this Paragraph 7.3.

          7.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 that the selling Holders shall furnish

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to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

          7.5 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Paragraph 7.2 or 7.3 (which right may be assigned as provided in Paragraph 7.11), including (without limitation) all registration, filing, and qualification fees, printers' and accountinq fees relating or apportionable thereto: provided, however, that the selling Holders shall pay the fees and disbursements of any counsel, experts or other professionals selected by them and: provided, further, that the fees and expenses of complying with blue sky laws shall be borne by the selling Holders if and to the extent that the appropriate administrative official of such state requires that such Holders (rather than the Company) pay such fees and expenses.

          7.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Paragraph 7.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of Registrable Securities that all Holders thereof request to be included in such offering exceeds the amount of such securities that the underwriters reasonably believe compatible with the success of the offering or, in the initial public offering of the Company, exceeds twenty percent (20%) of the total number of shares proposed to be registered, then the Company shall be required to include in the offering only that number of such securities which the underwriters believe will not jeopardize the success of the offering or, in the initial public offering, only that number of such securities not exceeding such twenty percent (20%) and the Holders shall be entitled to include their respective Registrable Securities in the offering pro rata to their ownership of same.

          7.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

          7.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 7:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") : (i) any untrue statement or alleged untrue statement of material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 7.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person;

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter (within the meaning of the Act) for the Company or such other Holders, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer; controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 7.8(b) shall not apply to amounts paid in settlement for any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and

               (c) Promptly after receipt by an indemnified party under this Paragraph 7.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 7.8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudical to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 7.8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 7.8.

          7.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company;

               (b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is reasonable to enable the Holders to utilize, except for the requisite financial, listing or quotation requirements, Form S-3 for the sale of their Registrable Securities when same becomes available, such action to be initiated as soon as reasonably practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith (i) upon request, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) upon availability, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) upon request, such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

The Company's obligations under this Paragraph 7.9 shall terminate at such time as the Company may no longer be required to file reports or other documents under the 1934 Act and will terminate as to each Holder covered hereby at such time as such Holder shall be entitled to sell its shares under the provisions of Rule 144(k).

          7.10 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders holding an aggregate of at least fifteen percent (15%) of the outstanding shares of Common Stock of the Company a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance to all other Holders; and

               (b) as soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this

Paragraph 7.10: (1) within 180 days of the effective date of any public offering of securities by the Company; (2) if the Company is not qualified as a registrant entitled to use Form S-3; (3) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $3,000,000; (4) if the Company shall furnish to the Holders a certificate siqned by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Paragraph 7.1.0; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period: (5) if the Company has, within the twelve (12) month period preceding the date for such request, already effected any registration in which each of the Holders was entitled to register at least twenty percent (20%) of the Registrable Securities then held by such Holder, whether pursuant to this Paragraph 7.1.0 or otherwise; (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or with respect to which such registration, qualification or compliance is unduly burdensome: or (7) if the Company has effected at least three (3) of such registrations pursuant to this Paragraph 7.10 for one or more of the Holders.

          Subject to the foregoing, the Company will use its best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Paragraph 7.1O, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Paragraph 7.10 shall not be counted as registrations effected pursuant to Paragraph 7.2 and registrations effected pursuant to Paragraph 7.2 shall not be counted as registrations effected pursuant to this Paragraph 7.1O.

          7.11 ASSIGNMENT OF REGISTRATION RIQHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder (after identification of such Holder under this Section 7 or with respect to registrations pursuant to Paragraph 7.10) to a transferee or assignee of such securities provided (a) such assignment complies with, and such transferee or assignee agrees in writing to comply with and be bound by all of the terms and provisions of this Agreement, (b) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee which notice identifies the securities with respect to which such registration rights are being assigned and
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          7.12 "MARKET STAND-OFF" AGREEMENT. Investors hereby agree that they shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other) than to donees who agree to be similarly bound) of any Registrable Securities for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Act as the Company or underwriters may specify; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of any such period specified.

     8. COVENANTS OF THE COMPANY.

          8.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor:

               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company commencing December 31, 1987, a copy of its audited report, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap") examined by and accompanied by a certificate or opinion of a nationally recognized firm of independent certified public accountants;

               (b) commencing June 30, 1987, within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) as and to the extent specifically and reasonably requested from time to time, such further financial statements, reports, information and plans regarding the Company as the Company may prepare or have prepared for its use; and

               (d) the financial statements called for in subparagraphs (b) and
(c) of this Paragraph 8.1 shall be accompanied by an instrument executed by the Chief Financial Officer, Chief Executive Officer or Chief Operating Officer of the Company and certifying that such financials were prepared in accordance with gaap consistently applied, subject to normal year end adjustments with prior practice for earlier periods and that such fairly present the financial condition of the Company and its results of operation for the period specified.

          8.2 TERMINATION OF COMPANY'S COVENANTS. The covenants set forth in Paragraph 8.1 shall terminate as to Investors and be of no further force or effect when the Company consummates an underwritten public offering of its securities or when the Company first becomes subject to the periodic reporting requirements of section 15(d) of the 1934 Act, whichever event shall first occur.

     9. INVESTOR'S RIGHT OF FIRST REFUSAL. Subject to the terms and conditions specified in this Section 9, the Company hereby grants to Investors a right of first refusal with respect to future sales by the Company of its Common Stock (but not including the Additional Stock for a period of sixty (60) days from the date hereof). Investors shall be entitled to apportion the right of first refusal hereby granted among themselves in such proportions as they deem appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any of its Common Stock (the "Shares"), the Company shall first make an offering of such Shares to Investors in accordance with the following provisions:

               (a) The Company shall deliver a notice ("Notice") to Investors stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, and (iii) the price, if any, for which it proposes to offer such Shares;

               (b) Within twenty (20) calendar days after receipt of the Notice, Investors may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held by such Investors bear to the total number of shares of Common Stock issued and held by all shareholders of the Company (*no Investor shall be entitled to acquire a greater percentage of the Shares than such Investor's ownership percentage in the Company's Common Stock at such time); provided, however, that if written notice of

*Subject to the right to apportion
 as provided above.

Investors election, specifying the number of Shares to be purchased by each, is not received by the Company within such twenty-day period, Investors shall be deemed to have waived their riqht to acquire any of such Shares;

               (c) If all such Shares which Investors are entitled to acquire are not elected to be obtained as provided in subparagraph 9(b) hereof, the Company may, during the l8O-day period following the expiration of the period provided in subparagraph 9(b) hereof, offer the remaining unsubscibed Shares to any person or persons at a price not less than, and upon terms no more favorable to such person or persons than, those specified in the Notice; if the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated with 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Investors in accordance herewith; and

     (d) The right of first refusal in this Section 9 shall (i) terminate as to any Investor and not be applicable to any offer or issue of the Shares to such Investor which may be initiated by the Company after the offering and/or sale of Shares pursuant to this Section 9 if such Investor fails in any offer under this
Section 9 to exercise * its rights to the greatest extent permitted, (ii) terminate as to all Investors after consummation of an underwritten offering described in (iv) below, (iii) not be applicable to shares of Common Stock issued pursuant to any stock option or stock purchase plan to employees or consultants of the Company provided, such plan is approved by the Company's Board of Directors and the shares issued or issuable pursuant thereto do not exceed twenty percent (20%) of the outstanding equity securities of the Company at any time outstanding, (iv) not be applicable to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (v) not be applicable to the issuance of Shares in a transaction in which the Company is, in fact and irrespective of the form of the transaction, acquiring directly or indirectly some or all of the assets, business or equity interests of another corporation or entity, and (vi) terminate either as of the effective date of a registration of shares of Common Stock under the Act in which the total value of the shares registered is at least seven million dollars ($7,000,000.00) and the price per share of the Common Stock to be sold is based upon a total valuation of the Company of at least thirty million dollars ($30,000,000.00) or at such time as the total value of the Company, based upon the public trading price (whether quoted over-the-counter or otherwise) of such shares, is at least thirty million dollars ($30,000,000.00) .

     10. COVENANTS OF INVESTORS.

          10.1 CONFIDENTIALITY. The information provided to Investors shall be used by the Investors or any permitted assignee of the Investors solely in furtherance of their interests as an investor in the Company and shall be subject to confidentiality agreements executed by Investors and any such assignees in the form of same attached hereto as Exhibit 10.1, and executed and delivered by the Investors to the Company at the Closing. In addition to the obligations of confidence set forth in any such agreements, and except for the use of any information regarding the Company contained in the public filings of the Company under the Act or the 1934 Act or information previously reviewed by the Company pursuant to its rights hereunder,

Investors agree to permit the Company to review information regarding the Company and Investors' investment in the Company which Investors may release to the general public or publish in any manner, including its publication in any governmental or other filings available to the public and, as reasonable, Investors agree to consent in good faith with Company regarding any concerns which the company's representatives may have regarding publication of such information. Notwithstanding anything to the contrary contained in this Section 10.1, the obligation of Invitron to consu1t with the Company prior to any publication or filing with any governmental agency shall not be applicable if such consultation would not be reasonably practicable under time constraints to which Invitron may then be subject.

          10.2 LIMITATIONS ON DISPOSITION. Each of Investors agrees that it shal1 comply fully with the limitations on disposition set forth in Paragraph
3.10 above.

          10.3 TERMINATION OF INVESTORS' COVENANTS. The covenants set forth in Paragraphs 10.1 and 10.2 shall survive the closing, but the restrictions on the disclosure of confidential information sha11 be coterminous with the provisions of the confidentiality agreements pertaining thereto.

II. MISCELLANEOUS.

          II.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing for a period of six (6) months (except for those covenants contained in Sections

7, 8, 9, and 10 which shall continue for such period as agreed thereunder and, in no way, shall be affected by any investigation of the subject matter thereof made by or on behalf of the Investors.

          II.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided that this Agreement may not be transferred or assigned by Investors without the prior written consent of the Company, which consent will not be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          II.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Texas.

          1l.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          II.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          II.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, by personal or private service with appropriate record of delivery, to the party to be notified or upon deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (1O) days, advance written notice to the other parties :

THE COMPANY                            Tanox Biosystems, Inc..
OR THE CHANGS:                         10301 Stella Link
                                       Houston, Texas 77025
                                       Attn: Nancy T. Chang, President

ALAFI CAPITAL:                         Alafi Capital Company
                                       Post Office Box 7338
                                       Berkeley, California 94707
                                       Attn: Moshe Alafi, General Partner

ALAFI:                                 c/o Moshe Alafi
                                       6 Commodore Drive, Apt. 234C
                                       Emeryville, California 94608

INVITRON:                              Invitron Corporation
                                       4649 LeBourget Drive
                                       St. Louis, Missouri 63134
                                       Attn: Charles V. Benton, President

Notice shall be deemed effectively received (i) five (5) business days after deposit properly addressed, with the United States Post Office, if sent first class mail, postage prepaid, (ii) as of the date delivery is acknowledged by appropriate record, if sent by express mail (public or private service), telex, telegram or facsimile mail or other similar communication, or (iii) when receipt is otherwise indicated by the receiving party to the noticing party by correspondence, telex or other reasonable communication.

          II.7 FINDERS' FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or any of their officers, partners, employees, or representatives are responsible.

          Each party agrees to indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party is responsible.

          II.8 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

          II.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

          II.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        TANOX BIOSYSTEMS, INC .

                                        By: /s/ NANCY T. CHANG
                                            Nancy T. Chang, President

                                        ALAFI CAPITAL COMPANY

                                        By: /s/ MOSHE ALAFI
                                            Moshe Alafi, General Partner

                                        /s/ SHIREEN ALAFI
                                        Shireen Alafi

                                        Joseph Heskel, Trustee for
                                        Christopher Alafi

                                        INVITRON CORPORATION

                                        By: /s/ CHARLES V. BENTON
                                            Charles V. Benton, President

                                        /s/ NANCY T. CHANG
                                        Nancy T. Chang

                                        /s/ TSE WEN CHANG
                                        Tse Wen Chang

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TANOX BIOSYSTEMS, INC.

By: /s/ NANCY T. CHANGE
Nancy T. Chang, President

ALAFI CAPITAL COMPANY

By: /s/ MOSHE ALAFI
Moshe Alafi, General Partner

/s/ SHIREEN ALAFI
Shireen Alafi

Joseph Heskel, Trustee for
Christopher Alafi

INVITRON CORPORATION

By: /s/ CHARLES V. BENTON
Charles V. Benton, President

/s/ NANCY T. CHANG
Nancy T. Chang

/s/ TSE WEN CHANG
Tse Wen Chang

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TANOX BIOSYSTEMS, INC.

By: /s/ NANCY T. CHANG
Nancy T. Chang, President

ALAFI CAPITAL COMPANY

By:
Moshe Alafi, General Partner


Shireen Alafi

/s/ JOSEPH HESKEL
Joseph Heskel, Trustee for
Christopher Alafi


INVITRON CORPORATION

By: /s/ CHARLES V. BENTON
Charles V. Benton, President

/s/ Nancy T. Chang
Nancy T. Chang

/s/ TSE WEN CHANG
Tse Wen Chang

                                  SCHEDULE 1.1

INVESTOR                                            NO. OF SHARES PURCHASE PRICE
--------                                            ------------- --------------
Alafi Capital Company ........................         121,167    $1,250,004.49
Shireen Alafi ................................          24,234       250,007.10
Joseph Heskel, Trustee for Christopher Alafi .          48,466       499,993.56
Invitron Corporation .........................         193,866     1,999,994.85

                                 SCHEDULE 2 .2

                                                                         NUMBER
SHAREHOLDER                                                            OF SHARES
-----------                                                            ---------
Nancy T. Chang ..........................................                520,000
Tse-Wen Chang ...........................................                450,000
William & Cecily Sun ....................................                153,200
Baylor College of Medicine ..............................                 30,000
Joseph L. Melnick .......................................                 10,000
                                                                       ---------
TOTAL ...................................................              1,163,200

                                                                     EXHIBIT 2.8

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into with TANOX BIOSYSTEMS, INC., (referred to as "Tanox"), by the undersigned employee or prospective employee (referred to as "Employee").

     INTRODUCTION.

     Tanox is engaged in certain research, development and manufacturing activities. Tanox also develops and manufactures equipment used in connection with such activities.

     Employee desires to obtain or continue his (pronouns should be construed as masculine, feminine or neuter as the context requires) employment with Tanox and, while employed, his activities may include invention, research, development, manufacturing, marketing and/or sale of products within the scope of the Tanox business. This Agreement is intended to cover all of Employee's activities as they may exist from time to time and certain of the provisions may not apply at all times to all Employees of Tanox. Because of his position and activities, Employee will have access to confidential and proprietary information, trade secrets and other intellectual property of Tanox. This Agreement will also cover Employee's activities as an employee of any subsidiary or affiliate of Tanox should any exist from time to time.

     In consideration of the Employee's employment by Tanox or continued employment and the compensation or increase in compensation to be paid, Employee agrees as follows:

     1. FULL TIME RESPONSIBILITY TO TANOX. If Employee has been hired as a full-time employee, Employee agrees that he will devote all his working time and creative energies to the business of Tanox. Employee will perform those duties and responsibilities assigned to him from time to time.

     2. AVOIDANCE OF CONFLICTS. Employee agrees to limit his outside activities to personal investments and activities which do not conflict with his duties with Tanox. Employee agrees that he will not be involved in or with, directly or indirectly, any other business enterprise which interferes with his independent exercise of judgement in the Company's best interest. Employee will advise Tanox immediately of any significant financial interest held by himself or any member of his family in a company which does business with Tanox or is a competitor. Employee will not become involved in any significant outside business interest without obtaining written approval of Tanox.

     3. CURRENT RELATIONSHIPS WITH OTHER BUSINESSES. Except as listed below, Employee is not involved as an employee, director, officer or partner of, or consultant to, any other business or institution (write none, if appropriate) :

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     4. INVENTIONS, PATENTS, AND OTHER INTELLECTUAL PROPERTY. Employee agrees to inform Tanox promptly and fully of all inventions, ideas, trade secrets, formulas, techniques, discoveries, or improvements (whether or not patentable and whether or not reduced to writing or to practice) which he may make during the term of his employment and for a period of one (1) year thereafter (provided it is reasonably related to the Tanox business), whether conceived solely or jointly by him during or outside of Tanox's normal working hours. Disclosure of inventions and other Intellectual Property (as such term is defined below) should be made on forms such as the attached Invention Disclosure form. Tanox will own all right, title and interest to all Intellectual Property which is:
(1) within the scope of Tanox's past, current, or reasonably anticipated business, which includes those areas of activities stated at the beginning of this Agreement (all such Tanox activities and business are referred to collectively as the "Business") ; and/or (2) related to work done for Tanox unless a specific agreement with a client or customer provides otherwise. Employee hereby assigns and agrees to assign to Tanox his entire right, title and interest in all such Intellectual Property. Employee agrees to protect Tanox's right to patent his discoveries and inventions by keeping written records, which are witnessed and dated, concerning dates of invention, and Employee agrees not to publish information concerning his discoveries and inventions without prior approval from Tanox. Intellectual Property, as defined in this Agreement, includes (but is not limited to) those matters of which Employee has agreed above to inform Tanox and all other information of a scientific, technical, or business nature such as know-how, manufacturing processes, chemical processes, product designs, writings and other works of authorship, theses, books, computer programs, lectures, illustrations, photographs, sales, profits and other financial figures, marketing plans, business methods, customer lists, and the like, which is reasonably related to the Business, including that of Tanox's affiliates or subsidiaries, if any.

     5. BIOLOGICAL MATERIALS. Because of the importance of biological materials developed by Tanox to the success of its business, Employee specifically acknowledges that all biological materials created, discovered, or isolated by Employee within the scope of his employment are a part of the Intellectual Property and are the property of Tanox. Biological materials include (but are not limited to) cells, cell lines or multicellular organisms, Microorganisms, transfected or transformed cells or cell lines, fused cells or cell lines (e.g. hybridoma cells) products of such cells or cell lines (e.g. natural or recombinant proteins such as enzymes, hormones, biological regulatory factors, antigens and immunoglobulins), nucleic acid vectors and recombinant DNA plasmids and clones harboring genes or DNA for biological products. Employee agrees that during his employment by Tanox and thereafter, he will not take for his own use or transfer or release or cause to be transferred or released to any other person or entity, any of the biological materials. Employee may do so only with the authority and permission of Tanox.

     6. COPYRIGHTS. Employee agrees that any copyrightable material generated by him while employed by Tanox shall be presumed a "work made for hire" and shall vest in Tanox as the "AUTHOR" thereof. However, if any of the material is not properly considered a "work made for hire," Employee agrees, if requested by Tanox, to take out copyrights on Tanox's time and under direction of Tanox's attorneys and to assign such copyrights to Tanox or its clients or customers. Employee further agrees that rights to all royalties resulting from such copyrights will be the property of Tanox or its clients. Regardless of the above, it is understood, however, that copyrights in material resulting from professional activities of a general nature not relating to the Business or resulting from a specific assignment from Tanox or its clients or customers are Employee's own property. Employee agrees, however, to submit all such material to Tanox for review prior to public release so that Tanox may insure that the Employee's obligations of confidentiality are being met.

     7. PATENT FILINGS. If requested to do so by Tanox, Employee agrees to do whatever is necessary, on Tanox's time and under direction of Tanox's attorneys, to obtain patents in any country and to assign to Tanox all patents and patent applications, whether U.S. or foreign, relating to them, before or after leaving Tanox's employment. It is understood that the cost of making such assignments and procuring patents shall be paid by Tanox or Tanox's clients or customers. Employee further agrees that rights to all royalties resulting from such patents will be the property of Tanox or its clients or customers.

     8. CURRENT INVENTIONS. Except as set forth on the Invention Disclosure form attached, Employee agrees that he does not have an interest in any inventions, discoveries, improvements abstracts, articles, papers or other Intellectual Property which is not already patented or copyrighted, which were made or conceived of prior to employment with Tanox.

     9. NON-DISCLOSURE OF CONFIDENTIAL MATTERS. Employee acknowledges that he may have access to confidential information, concerning Tanox and its subsidiaries and affiliates, if any, and concerning its clients and customers, which may include (but not be limited to) the Intellectual Property, books and records relating to operations, finance, accounting, sales, personnel and management; policies and matters relating particularly to operations such as customer names, addresses and price lists, customer service requirements, costs of providing service and equipment, operating and maintenance costs and pricing matters. The Employee also recognizes that a portion of the Business is dependent upon a large number of trade secrets, including secret techniques, methods, processes, data and the like. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to Tanox, and the Employee therefore agrees that he will not at any time, either while employed by Tanox or afterwards, make any independent use of, or disclose to any other person or organization, except as authorized by Tanox, any of the trade secrets or confidential information of Tanox. Employee acknowledges that confidential matters and trade secrets include information not generally known by or available to the public about or belonging to Tanox and also includes proprietary information belonging to other companies to whom Tanox may have an obligation to maintain information in confidence. Employee agrees that authorization for public disclosure may only be obtained through Tanox's written consent.

     Employee, in addition, agrees not to disclose to Tanox, or induce Tanox to use, any trade secrets or confidential information of any of the Employee's previous employers. Employee represents that he is free to disclose all information he may now possess and bring with him, except as noted below:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     10. COMPETITIVE ACTIVITIES.

          (a) SCIENTIFIC/TECHNICAL. If employee has been or is employed by Tanox in a scientific, technical or other non-sales capacity, as an independent covenant, Employee further agrees to refrain, both during his employment and upon termination of his employment for any reason, for three (3) years after his termination, from becoming involved in any way in any business competitive with the Business, whether as an employee, consultant, partner, proprietor or in any other capacity, except as a shareholder owning less than five percent (5%) of the shares of a corporation whose shares are publicly traded on a stock exchange or in the over-the-counter market or unless permission of Tanox is obtained. Employee understands that, because of the nature of his employment activities for Tanox, geographical limitation as to any activities by him after termination which would directly compete with the Business must include Tanox's reasonable market area to be effective and to protect its interests. Therefore, the foregoing restriction on competitive activities shall apply to the United States of America, such geographical restriction being agreed by Employee to be reasonable.

          (b) SALES/MARKETING. If Employee has been or is employed by Tanox in whole or in part in a sales capacity, as an independent covenant, Employee further agrees, in the event of the termination of his employment with Tanox for any reason, to refrain, for two (2) years thereafter, from contacting and/or soliciting, directly or indirectly, on behalf of himself or for others, for any purpose competitive with the Business, (a) any accounts, contracts, references or referrals of companies or persons which are potential customers or clients of, or investors in, Tanox, or (b) any accounts, contracts, references or refer-rals of companies, persons or other potential customers, clients or investors who have contacted Tanox regarding its Business.

          (c) INJUNCTION. If the provisions of this Paragraph 10 are violated, in whole or in part, Tanox shall be entitled, upon application to any court of proper jurisdiction, to restrain and enjoin the Employee from such violation without limiting any other remedies Tanox may have at law or in equity. Further, in the event that the provisions of Paragraph 10 should ever be determined to exceed the time, geographic or occupational limitations permitted by the applicable laws, the Employee and Tanox agree that such provisions shall be and are reformed to the maximum time, geographic or occupational limitations permitted by the applicable laws.

     II. IMPROPER PAYMENTS. Employee represents and agrees that he will make no payments of any kind which violate any policy of Tanox or any applicable statute or rule, regulation or order of any government or municipality, foreign or domestic. Employee will be responsible for any liabilities, obligations, claims, penalties, fines or losses resulting from any unauthorized or unlawful acts of Employee or from any violations by Employee of any such policies, laws or regulations, whether willful or not. The provisions of this Paragraph 11 will continue after termination of this Agreement.

     12. EMPLOYEE POLICIES. Employee agrees that he will read and gain an understanding of all policies and procedures which may be contained from time to time in any employee policy and procedures manual and/or safety handbook applicable to Tanox. Employee understands that such policies and procedures, including any revisions or supplements to same from time to time, are, or will be, applicable to the Employee in the performance of his duties and job performance for Tanox and he agrees to strictly observe all of such policies and procedures.

     13. TERMINATION. Upon the termination of his employment for any reason, Employee will promptly turn over to Tanox all manuals, handbooks, programs, models, prototypes, notes, memorandums, notebooks, drawings, records, documents, and the like, and all copies of same, in his possession or under his control, whether prepared by Employee or others, relating to Intellectual Property and/or the Business. Employee acknowledges that all such items are the sole property of Tanox.

     14. BINDING EFFECT. Employee agrees that this Agreement shall be binding upon him irrespective of the duration of his employment by Tanox, the reasons for the cessation of his employment, or the amount of his wages and/or salary. Employee acknowledges that his wages and/or salary shall be established from time to time by Tanox. Modification or variation of this Agreement must be accomplished by a subsequent written agreement signed by Tanox to be valid. Tanox may assign this Agreement in its entirety to a successor corporation carrying on all or a substantial part of the business of Tanox.

     15. SEVERABILITY. Should any provision or any part of any provisions of this Agreement be held to be void or unenforceable, the validity of the remaining parts or provisions shall not be affected by such holding.

     EXECUTED this ___ day of ______, 198__, to be effective upon employment.

                                                 -------------------------------
                                                 Employee's Name (Type or Print)

                                                 -------------------------------
                                                 Employee's Signature

Acknowledged and agreed:

TANOX BIOSYSTEMS, INC.

By:

Its:

                             TANOX BIOSYSTEMS, IRC.
                              Invention Disclosure

INVENTOR(S)

     Name _______________________________ Name _______________________________

     Name _______________________________ Name _______________________________

DESCRIPTIVE TITLE OF INVENTION:
______________________________________________________________________________

______________________________________________________________________________

DESCRIPTION OF INVENTION:
Please provide a concise description of your invention, including an explanation of the nature, purpose and operation of the invention; a summary of results achieved; features believed to be novel; further experimental work planned; and any additional information which you believe might be helpful in deciding whether a patent application should be filed. ADDITIONAL SHEETS CAN BE USED, but each must be attached to this form and EACH MUST BE SIGNED AND WITNESSED:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

CONCEPTION
Date of which you conceived (thought of) the invention.
______________________________________________________________________________

NOTE PRINTED PUBLICATIONS, ABSTRACTS, ORAL PRESENTATIONS OR OTHER DIVULGATIONS MAY RESULT IN IMMEDIATE LOSS OF RIGHTS TO OBTAIN PATENT PROTECTION.

     PLEASE ATTACH A COPY OF ANY PAPER, ABSTRACT OR OTHER PRINTED PUBLICATION, INCLUDING A ROUGH DRAFT IF PUBLICATION IS NOT YET IN FINAL FORM.

     A SALE OR OFFER TO SELL MAY RESULT IN IMMEDIATE LOSS OF RIGHTS TO OBTAIN PATENT PROTECTION.

PUBLICATION INFORMATION
Please list any papers, abstracts, etc. describing the invention which have been published or submitted for publication. Include the title, journal and date or estimated date of publication.
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Please indicate whether an oral presentation (including slide or poster presentation) of the invention or a sale or offer to sell the invention has been or will be made and, to whom.

______________________________________________________________________________
__________________________________________________________Date________________

FINANCIAL SUPPORT

Please designate all sources of funding for the invention other than Tanox Biosystems:________________________________________________________
______________________________________________________________________________


COMMERCIAL POTENTIAL OF THIS INVENTION
Please provide your assessment of the commercial uses of the invention:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

INVENTOR(S) SIGNATURE (S)                    READ, UNDERSTOOD AND WITNESSED
__________________________ ____              _________________________ ____
                           Date                                        Date

__________________________ ____              _________________________ ____
                           Date                                        Date

__________________________ ____              _________________________ ____
                           Date                                        Date

                                 SCHEDULE 2.9

AGREEMENT BETWEEN TANOX AND                                  EFFECTIVE DATE
---------------------------                                 -----------------
Tse-Wen Chang                                               January 1, 1987
Baylor College of Medicine                                  January 1, 1987
Baylor College of Medicine                                  February 25, 1987

                                 SCHEDULE 2.11

AGREEMENT BETWEEN TANOX AND        TYPE OF AGREEMENT         AMOUNT
---------------------------        -----------------        -------
Tse-Wen Chang, Ph.D.               R & D Consulting         $12,000

Joseph IN Melnick, Ph.D.           Scientific Advisor        10,000
                                                             shares

Main Link Business Park Assoc.     Building lease           $490,380

Sorin Biomedica, S.p.A.            Peptide Manufacture      $60,000

                                  SCHEDULE 2.l5

Lien dated June 4, 1987 in the amount of $25,079 for HVAC sub-contracting threatened but not FILED. Said lien affidavit INCORRECTLY identifies Tanox as property owner.

                                 July ___, 1987

Alafi Capita1 Company
Attn: Mr. Moshe Alafi
Ms. Shireen Alafi
Mr. Joseph Heskel, Trustee
Post Office Box 7338
Berkley, California 94707

Invitron Corporation
Attn: Mr. Charles V. Benton, President
4649 LeBourget Drive
St. Louis, Missouri 63134

      Re: Purchase of 387,733 shares of Common Stock from Tanox Biosystems, Inc.

Gentlemen:

     We have acted as counsel to Tanox Biosystems, Inc., a Texas corporation (the "Company"), and to Tse Wen Chang and Nancy T. Chang (the "Changs") in connection with the sale by the Company of 387,733 shares of common stock, $0.01 par value per share, in the aggregate (the "Stock"), to Alafi Capital Company, Shireen Alafi, Mr. Joseph Heskel, Trustee for Christopher Alafi, and Invitron Corporation (collectively, the "Purchasers"). This opinion is being provided to you pursuant to the provisions of that certain Stock Purchase Agreement dated effective July 9, 1987 (the "Agreement") between the Company and Purchasers. Unless otherwise required by the context thereof or separately defined herein, all capitalized terms used in this letter have the meanings set forth in the Agreement.

     Before rendering the opinions set forth below, we examined certain certificates of public officials, Restated Articles of Incorporation and Bylaws of the Company, the Agreement, that certain Voting Agreement dated effective July 9, 1987 (the

Alafi Capital Company
Invitron Corporation
July __, 1987
Page 2
----------------------------------

"Voting Agreement") and such corporate and other available documents as we believed to be necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also assumed that such documents have been duly executed and delivered by all parties thereto other than the Company and the Changs and that there exists no facts arising out of or resulting from actions of such other parties which would impair in any manner the validity, binding effect, or enforceability of such documents against such other parties, as the case may be.

     In connection with rendering this opinion, we call your attention to the fact that our firm represents the Company only in connection with specific requests of the Company from time to time and that there may exist matters of a legal nature involving the Company with respect to which we have no knowledge. Nothing in this opinion is intended either to imply knowledge of matters or documents or the contents thereof of which we have no actual knowledge or to imply what we have made any independent factual investigations of such matters.

     We have discussed with representatives of the Company certain factual matters relative to our opinion. With respect to the accuracy of any factual matters relative to this opinion, we have relied upon such discussions, upon the representations of the Company contained in the Agreement, and upon certain certificates of government officials. We have also relied upon discussions with representatives of the Company to assess materiality with respect to any matters covered by our opinion which are so qualified. This opinion is further qualified by any exceptions, exclusions or other matters contained in the Agreement, the Voting Agreement, or set forth on exhibits or schedules attached to or incorporated as a part of the Agreement.

     We are licensed to practice only in the State of Texas and we have limited our opinion solely to the laws of the State of Texas and the federal laws of the United States. We express no opinions with regard to any matter which is covered by the laws of any other state or jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that:

Alafi Capital Company
Invitron Corporation
July __, 1987
Page 3
----------------------------------

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has the corporate power and authority to carry on its business as now conducted. The Company is not qualified to transact business in any other jurisdiction as a foreign corporation. We do not know of any activities of the Company which, with reasonable certainty, would give rise to an obligation of the Company to qualify in any other jurisdiction.

     2. The authorized capital of the Company as established by the Restated Articles of Incorporation, filed with the Secretary of State on _________________, 1987, consists of ten million (10,000,000) shares of Common
Stock and one million (1,000,000) shares of Preferred Stock. To our knowledge, there were outstanding immediately prior to the sale of the Stock to Purchasers, one million one hundred sixty-three thousand two hundred (1,163,200) shares of common stock. Two hundred thousand (200,000) shares have been reserved for issuance by the Company pursuant to the Tanox Biosystems, Inc. 1987 Stock Option Plan.

     3. To our knowledge, the Company does not own, of record or beneficially, an equity interest in any other entity.

     4. The Agreement has been duly executed by the Company and the Changs and constitutes a valid and binding obligation of the Company and the Changs, enforceable against each of the Company and the Changs in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights generally, by the exercise of judicial discretion under generally applicable principles of equity or by the exercise of regulatory or judicial discretion under applicable securities laws.

     5. The Stock to be sold by the Company to Purchasers in accordance with the Agreement has been duly authorized, and when delivered against payment for such Stock, will be validly issued, fully paid and nonassessable. We do not know of any matters relative to the status or actions of the Company in connection

Alafi Capital Company
Invitron Corporation
July __, 1987
Page 4
----------------------------------

with the sale and issuance of the Stock pursuant to the Agreement which would eliminate the availability of exemptions from the registration or other qualification requirements of applicable state and federal securities laws, respectively, upon which the Company may rely.

     6. To our knowledge, no consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authorition the part of the Company is legally required for the valid execution, delivery, and performance of the Agreement by the Company, except for such filings as may be required under applicable securities laws to claim the benefit of certain available exemptions from registration or other required qualification of securities.

     7. To our knowledge, there is no action, suit, proceeding, or investigation pending, or currently threatened, against the Company which questions the validity of the Agreement or the right of the Company to consummate the sale of the Stock to Purchasers, or which might result, either individually or in the aggregate, in any material adverse change in the properties, financial condition or operations of the Company, and the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality.

     8. The sale of the Stock pursuant to the Agreement does not violate and is not in conflict with any of the provisions of the Restated Articles of Incorporation or Bylaws, and, to our knowledge, does not result in a default under or violation of any agreement or instrument to which the Company is a party or by which the Company is bound, which breach or default would have a material adverse effect on the properties, financial condition, or operations of the Company.

     9. The Voting Agreement has been duly executed and delivered by the Changs and constitutes a valid and binding obligation of the Changs. Under Article 2.30B of the Texas Business Corporation Act, upon deposit of a counterpart of a voting agreement with the corporation at its principal office and endorsement

Alafi Capital Company
Invitron Corporation
July __, 1987
Page 5
----------------------------------

     upon the certificate representing shares subject to such voting agreement of a statement that the shares represented by the certificate are subject to the provisions of a voting agreement, a counterpart of which has been deposited with the corporation at its principal office, such voting agreement shall be specifically enforceable in accordance with the principles of equity.

     The opinions expressed herein and the statements herein made are solely for the benefit of the addressees and may not be relied upon any other person without our prior written consent.

                                             ANDERSON, HARRELL & TIMBY, P.C.
                                             By:____________________________
                                                     David Anderson

EXHIBIT 6(B)

                                  July __, 1987
Tanox Biosystems, Inc.
10301 Stella Link
Houston, Texas 77025

          Re: Stock Purchase Agreement with Invitron Corporation, Alafi Capital Company, Shireen Alafi and Joseph Heskel, as Trustee for Christopher Alafi

Gentlemen:

     We have acted as counsel for Invitron Corporation, Alafi Capital Company ("ACC") , Shireen Alafi and Joseph Heskel, as Trustee for Christopher Alafi (collectively the "Investors") in connection with the issuance and sale by you of an aggregate of 387,733 shares of common stock, $0.01 par value per share (the "Stock") pursuant to a Stock Purchase Agreement dated as of July __, 1987 among the Investors, Tse Wen Chang, Nancy T. Chang and Tanox Biosystems, Inc. (the "Agreement") .

     As used in this opinion, the capitalized terms shall have the same meaning as ascribed to them in the Agreement unless the context otherwise requires. In connection with this opinion we have reviewed the Agreement, the Voting Agreement, the partnership agreement, as amended, of

Tanox Biosystems, Inc.
July __,1987                                                                  2.

ACC, and limited partnership certificate of ACC, the trust agreement for Chistopher Alafi, the Certificate of Incorporation and Bylaws of Invitron Corporation and such other available documents as we believed necessary for this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents submitted to us as certified or photo-static copies. We have also assumed that such documents have been duly executed and delivered by all parties thereto other than the Investors and that there exist no facts arising out of or resulting from actions of such other parties which would impair in any manner the validity, binding effect, or enforceability of such documents against such other parties, as the case may be.

     While we are general counsel to ACC, there may exist matters of a legal nature involving ACC with respect to which we may have no knowledge. We are not general counsel to Invitron Corporation and represent it only in connection with specific matters referred to us. Nothing contained herein is intended either to imply knowledge of matters or documents or the contents thereof of which we have no actual knowledge or to imply that we have made any independent factual investigation of such matters.

Tanox Biosystems, Inc.
July __,1987                                                                  3.

     The opinions expressed herein are limited to the 1aws of the State of California and the federal laws of the United States. No opinion is expressed as to the law of any other jurisdiction.

     Based upon and subject to the foregoing, in accordance with the provisions of Section 6(b) of the Agreement, we hereby advise you of our opinion that:

     (a) ACC is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California.

     (b) Invitron Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     (c) The Agreement has been duly executed by each of the Investors and constitutes a legal and valid binding obligation of each of them enforceable against each in accordance with the terms thereof, except as rights to indemnity may be limited by applicable laws and subject to laws of bankruptcy, insolvency and other laws of general application affecting rights and remedies of creditors, and further subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Tanox Biosystems, Inc.
July __,1987                                                                  4.

     (d) We are not aware of any matters relative to the status or action of the Investors, or any of them, in connection with the purchase and receipt of the Stock pursuant to the Agreement which would eliminate the availability of exemptions from the registration or other qualification requirements of the Securities Act of 1933, as amended, or the California Corporate Securities Law of 1968, as amended, respectively, upon which the Company may rely.

     (e) To our knowledge, no consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Investors, or any of them, is legally required for the valid execution, delivery, and performance of the Agreement by each of the the Investors, except for such filings as may be required under applicable securities laws to claim the benefit of certain available exemptions from registration or other required qualification of securities.

     (f) The purchase of the Stock pursuant to the Agreement does not violate and is not in conflict with any of the provisions, as applicable, of the Certificate of Incorporation or Bylaws of Invitron Corporation, the part-nership agreement of ACC, declaration of trust or other

Tanox Biosystems, Inc.
July __,1987                                                                  5.

document or instrument by which the respective business affairs of each of the Investors is governed and, to our knowledge, does not result in a default under or violation of any agreement or instrument to which any of the Investors are a party or by which they are bound, which breach or default would have a material adverse effect on the properties, financial condition, or operations of the Company.

     (g) The Voting Agreement has been duly executed and delivered by each of the Investors and constitutes a valid and binding obligation of each of the Investors. The execution, delivery and performance thereof do not and will not violate any of the provisions, as applicable, of the Certificate of Incorporation or Bylaws of Invitron Corporation, the partnership agreement of ACC, declaration of trust or other document or instrument by which the respective business affairs of each of the Investors is governed.

                                         Very truly yours,

                                         BROBECK, PHLEGER & HARRISON

                                         By
                                              Robert E. Metz
REM:tdn

                                                                    EXHIBIT 10.1

                      NON-DISCLOSURE AND SECRECY AGREEMENT

     THIS AGREEMENT (hereinafter referred to as the "Agreement") is made this the __ day of __, 1987, by and between TANOX BIOSYSTEMS, INC., a Texas corporation (referred to as the "Company"), and __________________________ (referred to as "Prospect"), affiliates of Prospect, and officials, agents, representatives, and employees of Prospect and such affiliates (the foregoing, collectively with Prospect, are referred to as the "Prospect Parties").

                                R E C I T A L S:

     A. The Company has certain know-how and rights to make, use and sell a patented process relating to the determination of antigenic substances by antibody-coated spots on a matrix (the "Patented Process") and, in addition thereto, has developed and in the future may acquire or develop certain other know-how, secret methods, procedures, and technology, ("Proprietary Technology") including, without limitation, know-how related to use of the Patented Process and know-how and trade secrets relating to, among other things, immunity against HTLV retro-viruses and medical diagnosis, prophylaxis and therapy against Acquired Immune Deficiency Syndrome ("AIDS") , which Proprietary Technology will be identified as such to the Prospect Parties at the time of any disclosure of same. The Prospect Parties desire to review the Patented Process and Proprietary Technology to assess the significance and value of same in connection with considering possible investment in the Company or such technology, in whole or in part, and, upon such investment, may continue to have certain access to such Proprietary Technology.

     B. During the course of such discussions and thereafter if an investment is made, the Company may disclose to the Prospect Parties or permit them to review both the Patented Process and Proprietary Technology and certain other information concerning the business of the Company which the Company desires to protect and preserve in confidence, including, without limitation, names of customers and suppliers, technical data, records, documents, specifications, operating and marketing techniques, business procedures and methods, financial reports and related proprietary information of the Company (all of which is referred to as the

"Confidential Information"), which Confidential Information will be identified as such to the Prospect Parties at the time of any disclosure of same.

     C. Notwithstanding anything to the contrary contained in Recitals A or B above, no information supplied by the Company shall be deemed or considered to be Proprietary Technology or Confidential Information unless (i) if supplied in written form, the same is conspicuously identified as being proprietary or confidential, or (ii) if disclosed or supplied orally, the same is confirmed in written summary form within thirty (30) days of the oral disclosure and conspicuously identified as being proprietary or confidential.

     Accordingly, in consideration of the foregoing, and of the agreement of the Company to pursue such discussions, and subject to the acknowledgment hereby of the Prospect that such information is provided to them in reliance upon the relationship of confidence created hereby, the parties agree as follows:

1.   OBLIGATIONS OF CONFIDENCE

     1.l The Prospect agrees, represents and covenants that the Prospect
Parties:

          (a) Will not disclose such Proprietary Technology or Confidential Information to others;

          (b) Will not use it, directly or indirectly, for their own account or benefit;

          (c) will not make, disclose or distribute, directly or indirectly, documents or copies of documents containing disclosures of such Proprietary Technology or Confidential Information, except to persons constituting the Prospect Parties;

          (d) As to any confidential documents which may be reviewed or delivered as a part of the meetings between the Company and the Prospect Parties, will treat them confidentially and mark them, if necessary, prior to distribution to other of the Prospect Parties, as proprietary, confidential documents not to be reproduced or otherwise used without the written consent of the Company;

                                 EXHIBIT 10.7.1

                       [TANOX BIOSYSTEMS, INC. LETTERHEAD]

October 27, 1989
Shireen Alafi and
Christopher Alafi
c/o Moshe Alafi
P. O. Box 7338
Berkeley, California 94707

Dear Shireen and Christopher:

     As you know, we are currently seeking additional financing for the Company. Transactions currently being discussed include additional offerings of Tanox common stock and the equipment loan transaction now pending with Phoenix Venture Incorporated.

     Under the terms of the Stock Purchase Agreement dated July 14, 1987, among you, the Company and certain other shareholders, you retained certain rights with respect to subsequent offers of common stock and certain registration rights covering the shares which you acquired. To facilitate completion of the additional financing ttansactions contemplated, we would like to obtain your agreement to the following:

     1. That you do not intend to exercise your right of first refusal with respect to future sales by the Company of its common stock and that your rights under Section 9 are agreed to be terminated and not be applicable to any financing transactions, including offers or sales of common stock, convertible securities, or options to acquire such securities, following this date; and

     2. That the Company can enter into an agreement with any holder or prospective holder of securities of the Company that will allow such holder to include such securities in any registration of securities in which you would be entitled to participate under the provisions of Section 7, if the inclusion of such holder's securities would not reduce your registration rights on other than a prorata basis (based on the number of shares owned); and that such holders would be subject to any applicable limitations or obligations on a prorata basis, including the requirements of Section 7.6 "Underwriting Requirements" which permit the underwriters in any offering involving an underwriting of shares to limit, in accordance with such section, the number of shares which may be included by selling shareholders.

     If you are willing to agree to the above please sign and date the enclosed duplicate origina1 of this 1etter and return it to us your earliest convenience.

                                             Yours truly,

                                             /s/ NANCY T. CHANG
                                             Nancy T. Chang
                                             President

ACKNOWLEDGED AND AGREED:

/s/ SHIREEN ALAFI
Shireen Alafi

DATE: _________, 1989

/s/ CHRISTOPHER ALAFI
Christopher Alafi

DATE: _________, 1989

                                 EXHIBIT 10.7.2

                      [TANOX BIOSYSTEMS, INC. LETTERHEAD]

                                October 27, 1989
Alafi Capital Company
Ann: Moshe Alafi, General Partner
P.O. Box 7338
Berkeley, California 94707

Dear Moshe:

     As you know, we are currently seeking additional financing for the Company. Transactions currently being discussed include additional offerings of Tanox common stock and the equipment loan transaction now pending with Phoenix Venture Incorporated.

     Under the terms of the Stock Purchase Agreement dated July 14, 1987, among you, the Company and certain other shareholders, you retained certain rights with respect to subsequent offers of common stock and certain registration rights covering the shares which you acquired. To facilitate completion of the additional financing transactions contemplated, we would like to obtain your agreement to the following:

     1. That you do not intend to exercise your right of first refusal with respect to future sales by the Company of its common stock and that your rights under Section 9 are agreed to be terminated and not be applicable to any financing transactions, including offers or sales of common stock, convertible securities, or options to acquire such securities, following this date; and

     2. That the Company can enter into an agreement with any holder or prospective holder of securities of the Company that will allow such holder to include such securities in any registration of securities in which you would be entitled to participate under the provisions of Section 7, if the inclusion of such holder's securities would not reduce your registration rights on other than a pro rata basis (based on the number of shares owned); and that such holders would be subject to any applicable limitations or obligations on a pro rata basis, including the requirements of Section 7.6 "Underwriting Requirements" which permit the underwriters in any offering involving an underwriting of shares to limit, in accordance with such section, the number of shares which may be included by selling shareholders.

     If you are willing to agree to the above, please sign and date the enlcosed duplicate origina1 of this 1etter and return it to us your earliest convenience.

                                             Yours truly,

                                             /s/ NANCY T. CHANG
                                             Nancy T. Chang
                                             President

ACKNOWLEDGED AND AGREED:

Alafi Capital Company

/s/ MOSHE ALAFI
By: Moshe Alafi, General Partner

Date: _____________, 1989.

                                 EXHIBIT 10.7.3

                       [INVITRON CORPORATION LETTERHEAD]

November 13, 1989

Nancy T. Chang, Ph.D.
President
Tanox Biosystems, Inc.
10301 Stella Link
Houston, TX 77025

Dear Nancy:

This letter is being sent to you at your request to permit you to complete the equipment loan transaction now pending with Phoenix Venture Incorporated ("Phoenix Transaction").

Under the terms of the Stock Purchase Agreement dated July 14, 1987 (the "SPA"), among Invitron, Tanox Biosystems, Inc. ("the Company") and certain other shareholders, Invitron retained certain rights with respect to subsequent offers of common stock and certain registration rights covering the shares which Invitron acquired. To facilitate completion of the Phoenix Transaction, Invitron agrees to the following:

     1. Invitron waives any rights that it may have under its right of first refusal with respect to the Phoenix Transaction and agrees that such transaction may be completed without violation of such rights; provided, that Invitron reserves its right of first refusal under Section 9 of the SPA with respect to future sales of securities by the Company, and Tanox agrees to extend such right.

     2. Tanox can enter into an agreement with any holder or prospective holder of securities of Tanox that will allow such holder to include such securities in any registration of securities in which Invitron would be entitled to participate under the provisions of Section 7, if the inclusion of such holder's securities will not reduce Invitron's registration rights on other than a prorata basis (based on the number of shares owned); and that such holders will be subject to any applicable limitations or obligations on a pro rata basis, including requirements of Section 7.6 "Underwriting Requirements" which permit the underwriters in any offering involving an underwriting of shares to limit, in accordance with such section, the number of shares which may be included by selling shareholders.

Please let us know if we can be of any further assistance in connection with the completion of the Phoenix Transaction.

Sincerely,

/s/ JOHN T. W. HAWKINS
John T. W. Hawkins
Senior Vice President, Finance
Chief Financial Officer

                                 EXHIBIT 10.7.4

                      [TANOX BIOSYSTEMS, INC. LETTERHEAD]

August 10, 1990                                              Via Federal Express

Dr. H. F. Mohr
Head of Pharma Licensing
CIBA-GEIGY Limited
CH4002 Basle, Switzerland

     Re: Acquisition of Tanox's Shares from Invitron

Dear Dr. Mohr:

     This letter is intended to reflect the conclusions we have reached in our telephone conversation today as a follow-up to the correspondence from Dr. Nancy Chang to you on August 9 and your response of today.

     With respect to Ciba Geigy's anti-dilution rights, we agreed that purchase transactions, such as the Invitron transaction, will not influence at all the rights and obligations under our Stock Purchase Agreement (the "Agreement"), including those relating to anti-dilution under Section 6.04. Specifically, Ciba-Geigy will continue to have anti-dilution rights as they currently exist (at 7.3% ownership interest) or at the increased levels that result from additional purchases of Tanox Common Stock under the Agreement, notwithstanding any purchases of Tanox stock outside the Agreement. Tanox also will continue to provide Ciba-Geigy with notice of all applicable stock transactions as required under the Agreement so that Ciba-Geigy can exercise its anti-dilution rights, if desired. However, Ciba-Geigy also will have the right to timely advise Tanox that it desires to apply shares acquired from Invitron, as necessary, toward maintaining its anti-dilution rights at the level then applicable under the Agreement to avoid a reduction of such rights.

     Functionally, this means that after the closing of your transaction with Invitron, Tanox will still be obligated to give Ciba-Geigy the opportunity to purchase 7.3% of the shares being offered in the pending private placement transaction. Ciba-Geigy then will make a decision of whether or not it desires to acquire such shares.

     Also, as we have discussed, our consent to Ciba-Geigy's purchase of Tanox Common Stock owned by Invitron Corporation is based on our understanding as follows: (i) that such stock will be acquired subject to the provisions of that certain Voting Agreement among Invitron, Tanox, and other parties thereto, dated July 14, 1987 and (ii) that the only rights outstanding under that certain
Stock Purchase Agreement among Invitron, Tanox, and other parties thereto, dated July 14, 1987, are the registration rights contained in Section 7, as supplemented by paragraph 2 of the Invitron letter dated November 13, 1989, included with

Dr. H. F. Mohr
August 10, 1990
Page Two

this letter (the rights of first refusal referenced in paragraph one were subsequently terminated as a result of Invitron's failure to exercise them in connection with Ciba-Geigy's purchase of Tanox stock), and rights under Section 8 to receive certain financial information (which rights Ciba-Geigy already has under our Agreement).

     If this letter correctly reflects our mutual understandings and agreements, please execute the duplicate original of this letter to confirm same.

     To permit your transaction with Invitron to proceed without delay, we also are sending a copy of this letter via fax and will accept evidence of execution of this letter via fax, pending your return of one duplicate original.

     Please let me know if you have any questions or additional comments.

                                             Yours truly,

                                             /s/ DAVID ANDERSON
                                             David Anderson
                                             Executive Vice President

Acknowledged and Agreed:

CIBA-GEIGY Limited

By: /s/ H. F. MOHR
Name: H. F. Mohr
Title: Head of Pharma Licensing

By:: /s/ M. CLAUSEN
Name:  M. Clausen
Title: Head of Licensing Office

DA:nk

cc: Dr. Nancy T. Chang